Exhibit 99.1

XPO Logistics Announces Fourth Quarter and Full Year 2015 Results

Reports $218 million of adjusted EBITDA for the fourth quarter, reflecting two months’ contribution from the Con-way acquisition

Generates fourth quarter organic adjusted EBITDA growth of 33%, and organic revenue growth of 8.4% excluding fuel impact

Achieves significant margin improvement across all transportation segment businesses

Delivers higher-than-expected logistics segment results, led by Europe

Reaffirms full year targets for adjusted EBITDA of $1.25 billion in 2016 and $1.7 billion in 2018

GREENWICH, Conn. — February 24, 2016 — XPO Logistics, Inc. (NYSE: XPO) today announced financial results for the fourth quarter and full year of 2015. For the fourth quarter of 2015, total gross revenue increased 302.3% year-over-year to $3.3 billion, and net revenue increased 419.8% to $1.6 billion.

On a GAAP basis, the company reported a net loss of $63.1 million for the quarter, compared with a net loss of $9.9 million for the same period in 2014. The net loss attributable to common shareholders was $62.8 million, or a loss of $0.58 per diluted share, compared with a net loss attributable to common shareholders of $51.5 million, or a loss of $0.77 per diluted share, for the same period in 2014. The fourth quarter 2015 GAAP net loss includes $64.7 million of one-time after-tax transaction-related costs net of noncontrolling interests, and a $42.7 million non-cash after-tax amortization charges.

The adjusted net loss attributable to common shareholders, a non-GAAP measure, was $23.1 million, or a loss of $0.21 per share for the fourth quarter of 2015, excluding the items detailed below. This compares with an adjusted net loss attributable to common shareholders of $6.5 million, or a loss of $0.10 per share, for the fourth quarter of 2014.

The adjusted net loss attributable to common shareholders for the fourth quarter of 2015 excludes: $93.8 million, or $64.7 million after-tax, of one-time transaction-related costs net of noncontrolling interests; $2.0 million, or $1.7 million after-tax, of costs related to the conversion of convertible senior notes; a $12.5 million benefit due to the release of a tax valuation allowance; $12.0 million of unrealized foreign exchange benefit, net of tax; and a $3.5 million benefit, or $2.2 million after-tax, related to the gain on sale of intermodal equipment. Reconciliations of adjusted net loss attributable to common shareholders and adjusted EPS are provided in the attached financial tables.

Adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), a non-GAAP financial measure, improved to $217.6 million for the quarter, compared with $42.0 million for the same period in 2014. Adjusted EBITDA in the fourth quarter of 2015 excludes $82.6 million of one-time transaction-related costs; and a $3.5 million benefit related to the gain on sale of intermodal equipment assets. A reconciliation of adjusted EBITDA to net loss is provided in the attached financial tables.

As of December 31, 2015, the company had approximately $290 million of cash and cash equivalents, and a $1 billion asset-backed revolver. Approximately 72% of the company’s debt will mature in 2021 or later.

Financial Targets

For 2016, the company reaffirmed its full year target of at least $1.25 billion of adjusted EBITDA.

For 2018, the company reaffirmed its full year target of approximately $1.7 billion of adjusted EBITDA.

CEO Comments

Bradley Jacobs, chairman and chief executive officer of XPO Logistics, said, “In the fourth quarter, we delivered organic adjusted EBITDA growth of 33%, and organic revenue growth of 8.4% ex-fuel. EBITDA growth in our transportation segment was led by our asset-light freight brokerage business, which continues to improve productivity through technology and the increasing tenure of our sales force. For freight brokerage, last mile, expedite and global forwarding combined, we grew organic net revenue margin by 280 basis points to 21.7%. In our logistics segment, we realized higher-than-expected EBITDA and operating income, led by our European logistics business. We’re winning multi-year contracts with world-class customers in Europe, some of which can use our new last mile network. Globally, our transportation and logistics segments both have deep roots in e-commerce, the single biggest growth trend in retail.

“We completed the Con-way transaction one month into the quarter. The integration is going extremely well, and we’ve already taken out over $50 million of costs in annual savings in the first three months, while improving customer service levels. We’re on track with our plan to deliver $170 million to $210 million of profit improvement within two years.”

Jacobs continued, “Looking at 2016, we have a high-impact agenda that includes accelerated cross-selling, the strategic sourcing of nearly $3 billion of spend, the optimization of our purchased transportation, and the global integration of corporate services. These and other major initiatives give us the ability to grow the business across a range of economic conditions.”

Fourth Quarter 2015 Results by Segment

•	Transportation: The company’s transportation segment generated total gross revenue of $2.1 billion for the quarter, a 216.8% increase from the same period in 2014. The year-over-year increase in revenue was primarily due to the acquisitions of Norbert Dentressangle, Con-way, Bridge Terminal Transport, and UX Specialized Logistics, and to organic revenue growth led by the last mile and freight brokerage businesses.

Net revenue margin for the fourth quarter improved to 27.3%, compared with 20.0% in 2014. The increase in segment net revenue margin was primarily due to the acquisition of the less-than-truckload business, and to significant year-over-year margin improvements in all of the company’s existing businesses, including freight brokerage, last mile, expedite and global forwarding. The improvements in existing operations were largely driven by better pricing, lower purchased transportation costs, and the shedding of unprofitable business.

Fourth quarter adjusted EBITDA for the segment improved to $151.4 million, compared with $31.6 million a year ago. Fourth quarter operating loss was $6.1 million, compared with operating income of $10.7 million a year ago. The increase in adjusted EBITDA primarily reflects the impact of acquisitions, as well as improved profitability led by freight brokerage. The decrease in operating income reflects non-cash depreciation and amortization expenses, as well as one-time transaction-related costs. A reconciliation of adjusted EBITDA to operating income for the transportation segment is provided in the attached financial tables.

•	Logistics: The company’s logistics segment generated gross revenue of $1.3 billion, compared with $166.5 million from the same period in 2014. Gross margin was $166.4 million, up from $25.2 million a year ago. Adjusted EBITDA was $98.5 million, up from $26.0 million a year ago. Operating income for the fourth quarter was $34.8 million, versus $13.1 million a year ago.

In the logistics segment, the year-over-year increases in gross revenue and gross margin, adjusted EBITDA and operating income were primarily due to the 2015 acquisitions of Norbert Dentressangle and Con-way, as well as organic growth. Adjusted EBITDA and operating income were both higher than expected in the quarter, primarily due to operational improvements, strong demand from the retail and e-commerce sectors, and the shedding of unprofitable business. A reconciliation of adjusted EBITDA to operating income for the logistics segment is provided in the attached financial tables.

•	Corporate: Corporate SG&A expense was $66.6 million, compared with $17.8 million for the fourth quarter of 2014. The increase was largely due to one-time transaction-related costs, as well as higher incentive compensation, health insurance and legal costs.

Full Year 2015 Financial Results

For the full year 2015, the company reported total revenue of $7.6 billion, a 223.5% increase from 2014.

On a GAAP basis, the company reported a net loss of $191.6 million for the full year 2015, compared with a net loss of $63.6 million last year. The net loss attributable to common shareholders was $245.9 million, or a loss of $2.65 per diluted share, compared with a net loss of $107.4 million, or a loss of $2.00 per diluted share, for 2014. The 2015 GAAP net loss includes: $165.2 million of one-time after-tax transaction-related costs net of noncontrolling interests; a $102.2 million non-cash after-tax amortization charges; and $52.0 million of non-cash accounting charges related to the beneficial conversion features of the $1.26 billion equity private placement in June 2015.

The adjusted net loss attributable to common shareholders, a non-GAAP measure, was $36.9 million, or a loss of $0.40 per share for 2015, excluding the items detailed below. This compares with an adjusted net loss attributable to common shareholders of $33.0 million, or a loss of $0.62 per share, for 2014.

Adjusted net loss attributable to common shareholders for 2015 excludes: $220.7 million, or $165.2 million after tax, of one-time transaction-related costs net of noncontrolling interests; $52 million of non-cash accounting charges related to the beneficial conversion features of the $1.26 billion equity private placement; $10.0 million, or $8.2 million after-tax, of costs related to the conversion of convertible senior notes; $2.4 million, or $1.5 million after-tax of accelerated amortization of trade names; $12.0 million of unrealized foreign exchange benefit, net of tax; and a $9.5 million benefit, or $5.9 million after-tax, related to the gain on sale of intermodal equipment. Reconciliations of adjusted net loss to common shareholders and adjusted EPS are provided in the attached financial tables.

Adjusted EBITDA for 2015 improved to $493.1 million, compared with $81.4 million for 2014. Adjusted EBITDA for 2015 excludes $201.0 million of one-time transaction-related costs; and a $9.5 million benefit related to the gain on sale of intermodal equipment assets. A reconciliation of adjusted EBITDA to net loss is provided in the attached financial tables.

Conference Call

The company will hold a conference call on Thursday, February 25, 2016, at 8:30 a.m. Eastern Time. Participants can call toll-free (from U.S./Canada) 1-800-708-4539; international callers dial +1-847-619-6396. A live webcast of the conference will be available on the investor relations area of the company’s website, www.xpo.com/investors. The conference will be archived until March 25, 2016. To access the replay by phone, call toll-free (from U.S./Canada) 1-888-843-7419; international callers dial +1-630-652-3042. Use participant passcode 41600213.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is a top ten global provider of cutting-edge supply chain solutions to the most successful companies in the world. The company provides services for truckload brokerage and transportation, last mile logistics, engineered supply chain solutions, high-value-add warehousing and distribution, ground and air expedite, less-than-truckload transportation, intermodal, drayage, managed transportation and global forwarding. XPO serves more than 50,000 customers with a highly integrated network of over 89,000 employees and 1,443 locations in 33 countries. XPO’s corporate headquarters is in Greenwich, Conn., USA, and its European headquarters is in Lyon, France. www.xpo.com

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined under Securities and Exchange Commission (“SEC”) rules, such as adjusted net loss attributable to common shareholders, adjusted diluted loss per share (“EPS”), and adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), in each case for the three- and twelve-month periods ended December 31, 2015 and 2014, and earnings before interest, taxes, deprecation and amortization (“EBITDA”) for the Transportation and Logistics segments for the quarters ended December 31, 2015 and 2014. As required by SEC rules, we provide reconciliations of these measures to the most directly comparable measure under United States generally accepted accounting principles (“GAAP”), which are set forth in the attachments to this release. We believe that adjusted net loss attributable to common shareholders and adjusted diluted loss per share improves comparability from period to period by removing the impact of nonrecurring expense items, including preferred stock beneficial conversion charge, acquisition-related transaction and integration costs; debt commitment fees; costs related to the rebranding to XPO Logistics (including accelerated amortization of trade names); loss on the conversion of the company’s convertible senior notes; impact of non-controlling interests; and gain on sale of intermodal equipment. We believe that EBITDA and adjusted EBITDA improve comparability from period to period by removing the impact of our capital structure (interest expense from our outstanding debt), asset base (depreciation and amortization) tax consequences, and the nonrecurring expense items noted above. In addition to its use by management, we believe that EBITDA and adjusted EBITDA are measures widely used by securities analysts, investors and others to evaluate the financial performance of companies in our industry. Other companies may calculate EBITDA and adjusted EBITDA differently, and therefore our measure may not be comparable to similarly titled measures of other companies. EBITDA and adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as an alternative to net income, cash flows from operating activities and other measures determined in accordance with GAAP. Items excluded from EBITDA and adjusted EBITDA are significant and necessary components of the operations of our business, and, therefore, EBITDA and adjusted EBITDA should only be used as a supplemental measure of our operating performance.

Forward-looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the expected maturity of the company’s debt, the expected customer interest in our last mile network in Europe, the expected ability to integrate operations, cross-sell services, realize cost savings, synergies and profit improvement opportunities, expected market trends and growth, the expected performance of our business units in economic downturns and our 2016 and 2018 financial targets. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition and pricing pressure; the expected impact of recent acquisitions and the related financing, including the expected impact on XPO’s results of operations; XPO’s ability to successfully integrate and realize anticipated synergies, cost savings and profit improvement opportunities; XPO’s ability to attract and retain key employees to execute its growth strategy; litigation, including litigation related to alleged misclassification of independent contractors;

the ability to develop and implement suitable information technology systems; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; XPO’s ability to attract and retain qualified drivers; XPO’s ability to retain and add customers; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; XPO’s ability to raise debt and equity capital; fuel price or fuel surcharge changes; rail and other network changes; labor matters; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this document are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpo.com

Media Contact:

Brunswick Group

Darren McDermott, +1-212-333-3810

XPO Logistics, Inc.

Consolidated Statements of Operations

(In millions, except per share data)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue	$3,342.3	$830.7	$7,623.2	$2,356.6
Operating expenses
Cost of transportation and services	1,786.0	531.3	4,171.4	1,701.8
Direct operating expense	1,099.5	171.0	2,367.0	273.2
Sales, general and administrative expense	494.8	122.4	1,113.4	422.5

Total operating expenses	3,380.3	824.7	7,651.8	2,397.5

Operating (loss) income	(38.0)	6.0	(28.6)	(40.9)

Other (income) expense	(0.8)	(0.3)	3.1	0.4
Foreign currency (gain) loss	(0.4)	0.4	34.1	0.4
Interest expense	95.9	16.7	216.7	48.0

Loss before income tax benefit	(132.7)	(10.8)	(282.5)	(89.7)
Income tax benefit	(69.6)	(0.9)	(90.9)	(26.1)

Net loss	(63.1)	(9.9)	(191.6)	(63.6)
Preferred stock beneficial conversion charge	—	(40.9)	(52.0)	(40.9)
Cumulative preferred dividends	(0.7)	(0.7)	(2.8)	(2.9)
Net loss attributable to noncontrolling interests	1.0	—	0.5	—

Net loss attributable to common shareholders	$(62.8)	$(51.5)	$(245.9)	$(107.4)

Basic loss per share	$(0.58)	$(0.77)	$(2.65)	$(2.00)
Diluted loss per share	$(0.58)	$(0.77)	$(2.65)	$(2.00)

Weighted average common shares outstanding
Basic weighted average common shares outstanding	108.9	65.9	92.8	53.6
Diluted weighted average common shares outstanding	108.9	65.9	92.8	53.6

XPO Logistics, Inc.

Consolidated Balance Sheets

(In millions, except share and per share data)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$289.8	$644.1
Accounts receivable, net of allowances of $16.9 and $9.8, respectively	2,266.4	543.8
Other current assets	401.0	36.0

Total current assets	2,957.2	1,223.9

Property and equipment, net of $209.3 and $47.3 in accumulated depreciation, respectively	2,852.2	221.9
Goodwill	4,610.6	929.3
Identifiable intangible assets, net of $224.5 and $74.6 in accumulated amortization, respectively	1,876.5	341.5
Deferred tax asset	113.6	9.2
Other long-term assets	233.1	23.6

Total long-term assets	9,686.0	1,525.5

Total assets	$12,643.2	$2,749.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,063.7	$252.7
Accrued expenses	1,291.8	119.9
Current maturities of long-term debt	135.3	1.8
Other current liabilities	203.6	6.7

Total current liabilities	2,694.4	381.1

Long-term debt	5,272.6	580.3
Deferred tax liability	933.3	74.5
Employee benefit obligations	312.6	—
Other long-term liabilities	369.5	58.4

Total long-term liabilities	6,888.0	713.2

Commitments and contingencies

Stockholders’ equity:
Convertible perpetual preferred stock, $.001 par value; 10,000,000 shares authorized; 72,885 and 73,335 of Series A shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	42.0	42.2
Common stock, $.001 par value; 300,000,000 shares authorized; 109,523,493 and 77,421,683 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively	0.1	0.1
Additional paid-in capital	3,205.2	1,831.9
Accumulated deficit	(457.9)	(219.1)
Accumulated other comprehensive loss	(72.3)	—
Noncontrolling interests	343.7	—

Total stockholders’ equity	3,060.8	1,655.1

Total liabilities and stockholders’ equity	$12,643.2	$2,749.4

XPO Logistics, Inc.

Consolidated Statements of Cash Flows

(In millions)

	Year Ended December 31,
	2015	2014
Operating activities
Net loss	$(191.6)	$(63.6)
Adjustments to reconcile net loss to net cash from operating activities
Provisions for allowance for doubtful accounts and revenue adjustments	12.9	6.9
Depreciation and amortization	364.9	98.3
Non-cash stock compensation expense	27.9	7.5
Accretion of debt	6.4	7.3
Deferred tax benefit	(134.0)	(30.0)
Gain on sale of assets	(11.8)	—
Loss on foreign currency transactions	(0.4)	—
Other	9.7	4.3
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	7.8	(143.9)
Income tax receivable	12.9	2.1
Prepaid expense and other assets	(6.1)	7.1
Accounts payable	(51.3)	53.9
Accrued expenses and other liabilities	43.5	28.8

Cash flows provided (used) by operating activities	90.8	(21.3)

Investing activities
Acquisition of businesses, net of cash acquired	(3,887.0)	(814.0)
Loss on forward contract related to acquisition	(9.7)	—
Payment for purchases of property and equipment	(249.0)	(44.6)
Proceeds from sale of assets	60.3	0.3

Cash flows used by investing activities	(4,085.4)	(858.3)

Financing activities
Proceeds from preferred stock and common stock offerings	1,260.0	1,131.3
Payment for equity issuance costs	(31.9)	(33.9)
Proceeds from issuance of long-term debt	4,151.8	500.0
Payment for debt issuance costs	(42.9)	(10.4)
Repayment of long-term debt	(1,215.6)	—
Proceeds from borrowing on revolving credit facility	—	130.0
Repayment of borrowings on revolving credit facility	—	(205.0)
Bank overdrafts	(12.3)	—
Purchase of noncontrolling interests	(459.7)	—
Dividends paid to preferred stockholders	(2.8)	(2.9)
Other	(1.7)	(6.9)

Cash flows provided by financing activities	3,644.9	1,502.2

Effect of exchange rates on cash	(4.6)	—
Net (decrease) increase in cash	(354.3)	622.6
Cash and cash equivalents, beginning of period	644.1	21.5

Cash and cash equivalents, end of period	$289.8	$644.1

Supplemental disclosure of cash flow information:

Cash paid for interest	$168.2	$19.0
Cash paid from income taxes	$14.5	$2.3
Equity portion of acquisition purchase price	$19.1	$138.2
Equity issued upon conversion of debt	$55.6	$27.1

Transportation

Summary Financial Table

(In millions)

	(Unaudited)
	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %
Revenue	$2,104.0	$664.2	$1,439.8	216.8%	$4,924.4	$2,140.0	$2,784.4	130.1%
Cost of transportation and services	1,528.8	531.3	997.5	187.7%	3,718.8	1,701.8	2,017.0	118.5%

Net revenue	575.2	132.9	442.3	332.8%	1,205.6	438.2	767.4	175.1%

Direct operating expense	283.7	29.7	254.0	855.2%	507.1	90.0	417.1	463.4%
SG&A expense
Salaries & benefits	140.8	49.1	91.7	186.8%	340.7	175.0	165.7	94.7%
Other SG&A expense	76.4	15.6	60.8	389.7%	129.4	56.4	73.0	129.4%
Purchased services	21.5	6.2	15.3	246.8%	44.7	20.4	24.3	119.1%
Depreciation & amortization	58.9	21.6	37.3	172.7%	132.1	77.5	54.6	70.5%

Total SG&A expense	297.6	92.5	205.1	221.7%	646.9	329.3	317.6	96.4%

Operating (loss) income	$(6.1)	$10.7	$(16.8)	-157.0%	$51.6	$18.9	$32.7	173.0%

Accelerated amortization of intangible assets	—	—	—	0.0%	0.4	3.3	(2.9)	-87.9%
Other depreciation & amortization	122.8	20.9	101.9	487.6%	226.2	76.2	150.0	196.9%

EBITDA	$116.7	$31.6	$85.1	269.3%	$278.2	$98.4	$179.8	182.7%

Transaction & integration costs	34.6	—	34.6	100.0%	48.9	—	48.9	100.0%
Rebranding costs	3.6	—	3.6	100.0%	6.4	1.2	5.2	433.3%
Gain on sale of equipment	(3.5)	—	(3.5)	100.0%	(9.5)	—	(9.5)	100.0%

Adjusted EBITDA	$151.4	$31.6	$119.8	379.1%	$324.0	$99.6	$224.4	225.3%

Transportation

Key Data by Service Offering

(In millions)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue by Service Offering
North America
Freight Brokerage	$529.5	$426.9	$1,781.8	$1,354.3
Less than Truckload	559.2	—	559.2	—
Last Mile	203.4	137.2	692.8	453.6
Full Truckload	86.0	—	86.0	—
Expedite	41.6	42.0	153.2	148.5
Europe
Full Truckload	398.8	—	928.8	—
Less than Truckload	191.5	—	439.2	—
Global Forwarding	97.6	61.7	295.3	195.1
Eliminations	(3.6)	(3.6)	(11.9)	(11.5)

Total Revenue by Service Offering	$2,104.0	$664.2	$4,924.4	$2,140.0

Net Revenue by Service Offering
North America
Freight Brokerage	$103.3	$78.9	$342.9	$245.4
Less than Truckload	229.3	—	229.4	—
Last Mile	58.2	36.0	204.3	126.6
Full Truckload	20.0	—	20.0	—
Expedite	12.7	11.8	49.4	45.4
Europe	135.6	—	312.9	—
Global Forwarding	16.1	6.2	46.7	20.8

Total Net Revenue by Service Offering	$575.2	$132.9	$1,205.6	$438.2

Net Revenue % by Service Offering
North America
Freight Brokerage	19.5%	18.5%	19.2%	18.1%
Less than Truckload	41.0%	—	41.0%	—
Last Mile	28.6%	26.2%	29.5%	27.9%
Full Truckload	23.3%	—	23.3%	—
Expedite	30.5%	28.1%	32.2%	30.6%
Europe	23.0%	—	22.9%	—
Global Forwarding	16.5%	10.0%	15.8%	10.7%

Overall Net Revenue % by Service Offering	27.3%	20.0%	24.5%	20.5%

Direct Operating Expense by Service Offering
North America
Freight Brokerage	$29.2	$22.9	$106.6	$69.2
Less than Truckload	151.1	—	151.1	—
Last Mile	14.2	6.8	43.4	20.8
Full Truckload	—	—	—	—
Europe	83.7	—	190.7	—
Global Forwarding	5.5	—	15.3	—

Total Direct Operating Expense by Service Offering	$283.7	$29.7	$507.1	$90.0

XPO Logistics North American Less than Truckload

Summary Data Table

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
	Pro Forma*	Pro Forma*	Pro Forma*	Pro Forma*
Number of Working Days	61.5	61.0	251.5	251.5
Lbs. per Day (Thousands)	74,373	77,156	76,555	78,757
% Change in Lbs. per Day**	-3.6%	1.4%	-2.8%	0.6%
Shipments per Day	55,582	57,902	57,106	58,176
% Change in Shipments per Day**	-4.0%	1.3%	-1.8%	-0.9%
Avg. Weight per Shipment (in pounds)	1,338	1,333	1,341	1,354
% Change in Weight per Shipment**	0.4%	0.2%	-1.0%	1.5%
Gross Revenue per Shipment	$253.91	$259.01	$252.21	$254.67
Gross Revenue per CWT (including fuel surcharges)	18.98	19.44	18.81	18.81
Gross Revenue per CWT (excluding fuel surcharges)	16.84	16.36	16.48	15.66
% Change in Gross Revenue per CWT**
Including fuel surcharges	-2.4%	6.1%	0.0%	4.5%
Excluding fuel surcharges	3.0%	7.3%	5.3%	4.7%
Average Length of Haul	807.4	798.9	797.1	788.6
Total Average Load Factor	21,912	22,012	21,987	22,458
Average Age of Tractor Fleet (Years)	5.47	5.48	5.46	5.49

*	Pro Forma historical information
**	Compared with the same quarter of the previous year.

Logistics

Summary Financial Table

(In millions)

	(Unaudited)
	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %
Revenue	$1,274.7	$166.5	$1,108.2	665.6%	$2,768.4	$216.6	$2,551.8	1178.1%
Cost of transportation and services	292.8	—	292.8	100.0%	521.6	—	521.6	100.0%

Net revenue	981.9	166.5	815.4	489.7%	2,246.8	216.6	2,030.2	937.3%

Direct operating expense	815.5	141.3	674.2	477.1%	1,859.5	183.2	1,676.3	915.0%
SG&A expense
Salaries & benefits	73.1	4.7	68.4	1455.3%	165.1	6.3	158.8	2520.6%
Other SG&A expense	15.1	1.3	13.8	1061.5%	34.3	1.8	32.5	1805.6%
Purchased services	21.7	0.7	21.0	3000.0%	39.3	1.1	38.2	3472.7%
Depreciation & amortization	21.7	5.4	16.3	301.9%	67.0	6.6	60.4	915.2%

Total SG&A expense	131.6	12.1	119.5	987.6%	305.7	15.8	289.9	1834.8%

Operating income	$34.8	$13.1	$21.7	165.6%	$81.6	$17.6	$64.0	363.6%

Accelerated amortization of intangible assets	—	—	—	0.0%	2.0	—	2.0	100.0%
Other depreciation & amortization	49.6	12.9	36.7	284.5%	134.8	16.3	118.5	727.0%

EBITDA	$84.4	$26.0	$58.4	224.6%	$218.4	$33.9	$184.5	544.2%

Transaction & integration costs	11.9	—	11.9	100.0%	22.1	—	22.1	100.0%
Rebranding costs	2.2	—	2.2	100.0%	2.3	—	2.3	100.0%

Adjusted EBITDA	$98.5	$26.0	$72.5	278.8%	$242.8	$33.9	$208.9	616.2%

Logistics

Key Data by Service Offering

(In millions)

	(Unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenue by Service Offering
North America	$554.8	$166.5	$1,169.9	$216.6
Europe	719.9	—	1,598.5	—

Total Revenue by Service Offering	$1,274.7	$166.5	$2,768.4	$216.6

Net Revenue by Service Offering
North America	$440.3	$166.5	$1,049.2	$216.6
Europe	541.6	—	1,197.6	—

Total Net Revenue by Service Offering	$981.9	$166.5	$2,246.8	$216.6

Direct Operating Expense by Service Offering
North America	$377.3	$141.3	$896.3	$183.2
Europe	438.2	—	963.2	—

Total Direct Operating Expense by Service Offering	$815.5	$141.3	$1,859.5	$183.2

Gross Margin by Service Offering
North America	$63.0	$25.2	$152.9	$33.4
Europe	103.4	—	234.4	—

Total Gross Margin by Service Offering	$166.4	$25.2	$387.3	$33.4

Gross Margin % by Service Offering
North America	11.4%	15.1%	13.1%	15.4%
Europe	14.4%	—	14.7%	—

Total Gross Margin % by Service Offering	13.1%	15.1%	14.0%	15.4%

XPO Corporate

Summary of Sales, General & Administrative Expense

(In millions)

	(Unaudited)
	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %
SG&A expense
Salaries & benefits	$28.9	$8.6	$20.3	236.0%	$62.8	$32.5	$30.3	93.2%
Other SG&A expense	6.1	3.7	2.4	64.9%	21.7	13.8	7.9	57.2%
Purchased services	31.2	4.7	26.5	563.8%	76.0	28.6	47.4	165.7%
Depreciation & amortization	0.4	0.8	(0.4)	-50.0%	1.5	2.5	(1.0)	-40.0%

Total SG&A expense	$66.6	$17.8	$48.8	274.2%	$162.0	$77.4	$84.6	109.3%

Intersegment Eliminations

Summary Financial Table

(In millions)

	(Unaudited)
	Three Months Ended December 31,				Year Ended December 31,
	2015	2014	$ Variance	Change %	2015	2014	$ Variance	Change %
Revenue	$(36.4)	$—	$(36.4)	100.0%	$(69.6)	$—	$(69.6)	100.0%
Cost of transportation and services	(35.6)	—	(35.6)	100.0%	(69.0)	—	(69.0)	100.0%

Net revenue	(0.8)	—	(0.8)	100.0%	(0.6)	—	(0.6)	100.0%

Direct operating expense	0.3	—	0.3	100.0%	0.4	—	0.4	100.0%
SG&A expense
Salaries & benefits	0.2	—	0.2	100.0%	0.7	—	0.7	100.0%
Other SG&A expense	(0.9)	—	(0.9)	100.0%	(1.5)	—	(1.5)	100.0%
Purchased services	(0.3)	—	(0.3)	100.0%	(0.3)	—	(0.3)	100.0%
Depreciation & amortization	—	—	—	0.0%	(0.1)	—	(0.1)	100.0%

Total SG&A expense	(1.0)	—	(1.0)	100.0%	(1.2)	—	(1.2)	100.0%

Operating income	$(0.1)	$—	$(0.1)	100.0%	$0.2	$—	$0.2	100.0%

Note: Intersegment eliminations represent intercompany activity between the Company’s reportable segments that is eliminated upon consolidation. The difference between operating loss component line items in the Consolidated Summary Financial Table and the sum of the respective line items from the Transportation and Logistics Summary Financial Tables above represents intercompany eliminations between our reportable segments. The table above summarizes the intersegment eliminations by line item.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited)

(In millions)

	Category	Three Months Ended December 31,			Year Ended December 31,
		2015	2014	Change %	2015	2014	Change %
Net loss attributable to common shareholders	Net loss attributable to common shareholders	$(62.8)	$(51.5)	21.9%	$(245.9)	$(107.4)	129.0%
Preferred stock beneficial conversion charge	Preferred stock beneficial conversion charge	—	(40.9)	-100.0%	(52.0)	(40.9)	27.1%
Preferred dividends	Cumulative preferred dividends	(0.7)	(0.7)	0.0%	(2.8)	(2.9)	-3.4%
Noncontrolling interests	Net income attributable to noncontrolling interests	1.0	—	100.0%	0.5	—	100.0%

Net loss	Net loss	(63.1)	(9.9)	537.4%	(191.6)	(63.6)	201.3%

Debt commitment fees	Interest expense	11.2	—	100.0%	19.7	14.4	36.8%
Loss on conversion of convertible senior notes	Interest expense	2.0	3.1	-35.5%	10.0	5.5	81.8%
Other interest expense	Interest expense	82.7	13.6	508.1%	187.0	28.1	565.5%
Income tax benefit	Income tax benefit	(69.6)	(0.9)	7633.3%	(90.9)	(26.1)	248.3%
Accelerated amortization of trade names	Sales, general and administrative expense	—	—	0.0%	2.4	3.3	-27.3%
Other depreciation expense	Cost of transportation and services	50.0	—	100.0%	73.9	0.1	73800.0%
Other depreciation & amortization expense	Direct operating expense	41.7	6.8	513.2%	90.4	11.6	679.3%
Other depreciation & amortization expense	Sales, general and administrative expense	81.1	27.8	191.7%	198.2	83.3	137.9%
Unrealized hedging gains & losses	Other expense	2.5	—	100.0%	2.5	—	100.0%

EBITDA		$138.5	$40.5	242.0%	$301.6	$56.6	432.9%

Transaction & integration costs	Other expense	—	—	0.0%	9.7	—	100.0%
Transaction & integration costs	Foreign currency loss	—	—	0.0%	33.7	—	100.0%
Transaction & integration costs	Sales, general and administrative expense	76.1	1.5	4973.3%	145.2	23.6	515.3%
Gain on sale of intermodal equipment	Other expense	(3.5)	—	100.0%	(9.5)	—	100.0%
Rebranding costs	Sales, general and administrative expense	6.5	—	100.0%	12.4	1.2	933.3%

Adjusted EBITDA		$217.6	$42.0	418.1%	$493.1	$81.4	505.8%

Note: Please refer to the “Non-GAAP Financial Measures” section of the press release. Adjusted EBITDA was prepared assuming 100% ownership of Norbert Dentressangle.

Reconciliation of Non-GAAP Measures

XPO Logistics, Inc.

Consolidated Reconciliation of GAAP Net Loss and Net Loss Per Share to Adjusted Net Loss and Net Loss Per Share

(Unaudited)

(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
GAAP net loss attributable to common shareholders	$(62.8)	$(51.5)	$(245.9)	$(107.4)
Preferred stock beneficial conversion charge	—	40.9	52.0	40.9
Debt commitment fees(1)	11.2	—	19.7	14.4
Loss on conversion of convertible senior notes(1)	2.0	3.1	10.0	5.5
Accelerated amortization of trade names	—	—	2.4	3.3
Unrealized hedging gains & losses, net of tax impact	(12.0)	—	(12.0)	—
Transaction & integration costs	76.1	1.5	188.6	23.6
Gain on sale of intermodal equipment	(3.5)	—	(9.5)	—
Rebranding costs	6.5	—	12.4	1.2
Impact of noncontrolling interests on above adjustments	(1.5)	—	(8.0)	—
Tax impact of above pre-tax adjustments	(26.6)	(0.5)	(46.6)	(14.5)
Release of tax valuation allowance	(12.5)	—	—	—

Adjusted net loss attributable to common shareholders	$(23.1)	$(6.5)	$(36.9)	$(33.0)

Adjusted basic loss per share	$(0.21)	$(0.10)	$(0.40)	$(0.62)
Adjusted diluted loss per share	$(0.21)	$(0.10)	$(0.40)	$(0.62)

Weighted average common shares outstanding
Basic weighted average common shares outstanding	108.9	65.9	92.8	53.6
Diluted weighted average common shares outstanding	108.9	65.9	92.8	53.6

(1)	Debt commitment fees and loss on conversion of convertible senior notes are recorded in interest expense.

Note: Please refer to the “Non-GAAP Financial Measures” section of the press release.

XPO Logistics, Inc.

Consolidated Calculation of Diluted Weighted Shares Outstanding

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Basic weighted-average common shares outstanding	108,899,301	65,893,044	92,755,919	53,629,962

Potentially Dilutive Securities:
Shares underlying the conversion of preferred stock to common stock	10,412,145	10,476,430	10,438,426	10,483,052
Shares underlying the conversion of the convertible senior notes	3,583,875	6,955,452	4,327,654	7,342,864
Shares underlying warrants to purchase common stock	7,910,637	8,627,236	8,574,412	8,202,468
Shares underlying stock options to purchase common stock	628,921	611,814	823,352	555,977
Shares underlying restricted stock units and performance-based restricted stock units	1,596,764	999,459	1,519,776	797,026

	24,132,342	27,670,391	25,683,620	27,381,387

Diluted weighted-average common shares outstanding	133,031,643	93,563,435	118,439,539	81,011,349

Note: For dilution purposes, GAAP requires diluted shares to be reflected on a weighted average basis, which takes into account the portion of the period in which the diluted shares were outstanding. The table above reflects the weighted average diluted shares for the periods presented. The impact of this dilution was not reflected in the earnings per share calculations on the Consolidated Statements of Operations because the impact was anti-dilutive. The treasury stock method was used to determine the shares underlying the warrants, stock options, RSUs and PRSUs with an average closing market price of common stock of $28.70 per share and $38.16 per share for the three-months ended December 31, 2015 and 2014, respectively, and $38.79 per share and $31.30 per share for the year ended December 31, 2015 and 2014, respectively.

For informational purposes, the following table represents fully diluted shares as of December 31, 2015, calculated on a non-weighted basis without giving effect to the portion of any period in which the diluted shares were outstanding. The dilutive effect of the warrants, options, RSUs and PRSUs in the table was calculated using the closing market price of common stock on December 31, 2015. A non-weighted basis for calculating fully diluted shares is a non-GAAP financial measure as defined under SEC rules.

XPO Logistics, Inc.

Diluted Shares as of December 31, 2015
Common stock outstanding	109,523,493
Series A preferred stock	10,412,145
Convertible senior notes	3,181,146
Warrants	7,774,852
Outstanding stock options	621,749
Restricted stock units and performance-based restricted stock units	3,312,973

Total	134,826,358